Exhibit 4(iv)

SUBSCRIPTION BOOKLET

FOR

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

INSTRUCTIONS TO SUBSCRIBERS

Persons wishing to subscribe for securities consisting of Series A Convertible Subordinated Term notes (the “Securities”) of Southwest Iowa Renewable Energy, LLC (the “Company”) are required to complete the documents in this Subscription Booklet. PLEASE DO NOT REMOVE ANY OF THE DOCUMENTS.

1.	Subscription Agreement. Please complete the Subscription Agreement in the following manner:

a.	Complete Paragraph 1 by inserting the amount of Securities and the amount of your subscription.
b.	Complete the ownership title information in Paragraph 9 of the Subscription Agreement.
c.	Complete the appropriate signature page.

2.
Investor Questionnaire.  Attached to this Subscription Booklet is an Investor Questionnaire that is designed to determine whether each purchaser of the Securities meets the suitability standards we have imposed for purchasers residing in certain jurisdictions.  Please complete the Investor Questionnaire regardless of your status as an accredited investor.

3.	Payment. Payment of the amount of the purchase price for the Securities must accompany the Subscription Agreement.

4.	Delivery Instructions. Please send this entire Subscription Booklet and your check to:

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503
Attn: ●

SUBSCRIPTION AGREEMENT

THE SECURITIES, CONSISTING OF SERIES A CONVERTIBLE SUBORDINATED TERM NOTES SUBSCRIBED FOR HEREBY, ARE ACQUIRED FOR INVESTMENT AND HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN REGISTERED UNDER THE IOWA UNIFORM SECURITIES ACT BUT HAVE NOT BEEN REGISTERED IN ANY OTHER STATES IN WHICH THE SECURITIES ARE BEING OFFERED.  THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT THE WRITTEN CONSENT OF THE COMPANY’S BOARD OF DIRECTORS AND WITHOUT THE COMPANY’ RECEIPT OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503

Ladies and Gentlemen:

1.           Subscription. The undersigned hereby subscribes to purchase Series A Convertible Subordinated Term Notes (the “Securities”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), as offered by the Company, in the following amounts:

A total purchase price of (must be a minimum of $15,000 and increments of $300 thereafter) $_______________

This investment is made upon the terms set forth in this Subscription Agreement (“Subscription”).  The undersigned understands that the Company reserves the right to reject any Subscription, in whole or in part, in its sole discretion.

2.           Acceptance of Subscription.

a.      The undersigned understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other Subscription in whole or in part at any time, notwithstanding prior receipt by the undersigned of a notice of acceptance.

b.      In the event that this Subscription is rejected in whole or in part, the Subscription will be considered rejected, this Subscription shall thereafter have no force or effect to that extent.

3.           Representations, Warranties and Covenants. It is hereby represented, warranted and covenanted as follows:

a.      The undersigned understands that all documents, records, and books pertaining to this investment have been made available for inspection, by the undersigned’s attorney and/or accountant and/or the undersigned’s purchaser representative and the undersigned, and that the books and records of the Company will be available upon reasonable notice, for inspection by investors during reasonable business hours at its principal place of business.  The undersigned and/or the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the offering of the Securities, and all such questions have been answered to the full satisfaction of the undersigned.

b.      The undersigned is (i) if indicated so on the attached Investor Questionnaire, an existing unit holder of the Company and (ii) the undersigned alone or with the undersigned’s purchaser representative has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

c.      The undersigned understands the risks of, and other considerations relating to, a purchase of the Securities.

d.      The undersigned understands that the Securities have been registered under the Act and the Iowa Uniform Securities Act, but have not been registered under any other state securities act, and, therefore, the Securities are being offered in these states in reliance upon an exemption therefrom for nonpublic offerings.  The undersigned understands that the Securities must be held indefinitely, as no transfer of the Securities is allowed.

e.      The undersigned is purchasing the Securities solely for the undersigned’s own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others, and no other person has a direct or indirect beneficial interest in such Securities.

f.      The undersigned, if a corporation or other legal entity, is authorized and otherwise duly qualified to purchase and hold the Securities; such entity has its principal place of business as set forth on the signature page hereof and such entity has not been formed for the specific purpose of acquiring Securities of the Company.

g.      All information which the undersigned has provided to the Company concerning financial position and knowledge of financial and business matters, or, in the case of a corporation or other legal entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to the undersigned’s subscription being accepted, the undersigned will immediately provide the Company with such information.

h.      The undersigned has (A) adequate net worth and adequate means to provide for the undersigned’s current needs and possible contingencies; (B) has no need for liquidity in this investment; (C) is able to bear the economic risk of this investment; and (D) has sufficient net worth to sustain a loss of the undersigned’s entire investment in the Securities without economic hardship if such loss should occur.

4.           Indemnification.  The undersigned agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees)

which it may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription, or by reason of any breach of the representations and warranties made by the undersigned herein, or in any document provided by the undersigned to the Company.  The foregoing indemnification does not waive any rights granted to the undersigned under applicable securities laws.

5.           Correct Information.  Any information which the undersigned has heretofore furnished to the Company with respect to the undersigned’s accredited investor status, financial position and business experience is correct and complete as of the date of this Subscription and if there should be any material change in such information, the undersigned will immediately furnish such revised or corrected information to the Company.

6.           Non-Transferable.  The undersigned hereby agrees not to pledge, hypothecate, sell, assign, or otherwise transfer the Securities, purchased herein.

7.           Legend.  The undersigned hereby agrees that an appropriate legend may be placed on the undersigned’s Securities indicating the restrictions on transfer, and that the Company may place a stop-transfer order or otherwise make appropriate notations in the Company records or take appropriate actions to enforce such restrictions.

8.           Miscellaneous.

a.      The undersigned agrees not to transfer or assign this Subscription, or any of the undersigned’s interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

b.      The undersigned agrees that the undersigned may not cancel, terminate, or revoke this Subscription or any agreement of the undersigned made hereunder and that this Subscription shall survive the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors, and assigns.

c.      Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under federal or state securities laws.

d.      This Subscription constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

e.      This Subscription shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Iowa without regard to its conflict of law principals.

f.      Within five days after receipt of a written request from the Company, the undersigned agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

g.      The Company reserves the right to revoke and rescind this Subscription if required by the appropriate regulatory authorities.

9.      Type of Ownership.  Having subscribed for the number and amount of Securities as set forth in Item 1 of this Subscription, if this Subscription is accepted, title to the Securities should be registered in the following name or names (please print or type in the appropriate space below):

Individual Investor:    _________________________________

Joint Tenants:*           _________________________________

-----------------------------------------
* Both parties must sign the signature page for Individual Investors/Joint Tenants.

SLC-6005646-1

SIGNATURE PAGE
FOR INDIVIDUAL INVESTORS OR JOINT TENANTS

INVESTOR #1	INVESTOR #2 (to be used only for Joint Tenants)
Signature	Signature

Social Security Number	Social Security Number

Print or Type Name	Print or Type Name

Residence Address:	Residence Address:

Executed at:	Executed at:
City	City
State/County	State/County
this ____ day of _______________, 20__.	this _____ day of _________________, 20__.

SIGNATURE PAGE
FOR ENTITY INVESTORS

INVESTOR:

Business Name
By:	/s/
Name
Title

Taxpayer ID Number

State of Organization

Business Address:

Executed at:

City

State/Country

this _____ day of ________________, 20__

SUBSCRIPTION ACCEPTED:	SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date________________________, 20___	By:	/s/
Name
Title

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
INVESTOR QUESTIONNAIRE

You must complete this Investor Questionnaire (the “Questionnaire”) in order to subscribe to purchase Series A Convertible Subordinated Term Notes (the “Securities”) of Southwest Iowa Renewable Energy, LLC (the “Company”).  The purpose of this Questionnaire is to provide the Company with certain information required under the Securities Act of 1933, as amended (the “Act”), and regulations promulgated thereunder, and other federal and state laws, rules and regulations.  The Securities have been registered for sale under the Act  and under the Iowa Uniform Securities Act, but have not been registered under any other applicable state securities laws.  Therefore, the Securities are being offered and sold in Iowa by registration and offered and sale in certain other states in reliance upon exemptions from registration for private offerings.

YOUR ANSWERS WILL AT ALL TIMES BE KEPT STRICTLY CONFIDENTIAL.

However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish the availability under the Act or any state law of an exemption from registration.

If the answer to any question is “None” or “Not Applicable,” please so state.  Attach additional sheets of paper if necessary to complete any answer.  Please print or type your answers.

Please complete, sign, date, and return this Questionnaire to the Company.

PART I - INDIVIDUALS
1.           Personal Data.

Name:

Home Address:

Occupation:

Business Address:

Telephone: Bus (    )                  Res (    )

State of Principal Residence:_________________________

Other states in which you have resided during the last two years:

State(s) with which resident state income tax returns have been filed for the past two years:

2.           Current Unitholder Status.

Do you currently own any units (of any series) of the Company (select appropriate box)?
                                  [   ] YES     [   ]  NO

PART II - PURCHASERS WHO ARE NOT INDIVIDUALS
1.           General Information.
Name of Entity:  ______________________________________________________________________________________________________
Address of Principal Office:   _____________________________________________________________________________________________
___________________________________________________________________________________________________________________

Type of Organization: __________________________________________________________________________________________________
Date and Place of Organization:   __________________________________________________________________________________________

2.           Business.
A brief description of the business conducted by the entity is as follows:

Each person involved in making the decision on behalf of the entity, to subscribe to purchase the Securities is listed below:
  Name                                                         Title

3.           Current Unitholder Status.
Do you currently own any units (of any series) of the Company (select appropriate box)?
                                  [   ] YES     [   ]  NO

Date:______________________, 20____

Signature of Individual Investor

Name of Individual Investor – Please Print

Name of Entity Investor

By:	/s/
Name
Title